UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 March 22, 1999



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                74-2584033
(Commission File Number)                 (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 5.  OTHER EVENT

See exhibits


The following exhibits are filed as part of this report:

NUMBER                                   DOCUMENT

99.1                         Press release dated March 18, 1999.

99.2                         Unadudited December 31, 1998 Financial statements

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ABRAXAS PETROLEUM CORPORATION



                             By:      ___________________________________
                                      Chris Williford
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:   March 22, 1999

                                                               Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                  www.abraxaspetroleum.com

FOR MORE INFORMATION CONTACT:
JACK M. RONEY
VICE PRESIDENT/CORPORATE DEVELOPMENT

                      ABRAXAS PETROLEUM CORPORATION REPORTS
           1998 YEAR-END RESERVES, FOURTH QUARTER AND YEAR-END RESULTS

SAN ANTONIO, TX (March 18, 1999) - Abraxas Petroleum Corporation (NASDAQ: AXAS) today announced that on an ongoing basis, the Company ended 1998 with proved reserves of 320.2 billion cubic feet equivalent (Bcfe) compared with 328.2 Bcfe at year-end 1997. Ending reserves in the text of this release compare ongoing operations of the Company and include the reserves of New Cache Petroleums Ltd. which was acquired in early January 1999 and exclude the operations and reserves of the Company's Wyoming oil and gas properties, which were sold in mid-November 1998.

The Company replaced approximately 341% of its record level 1998 production of approximately 34.5 Bcfe. Total reserve additions for 1998 aggregated 117.7 Bcfe despite net downward revisions of approximately 27.8 Bcfe due principally to lower oil and gas prices at year-end.

Approximately 80% of Abraxas' proved reserves were classified as proved developed at year-end 1998 by the Company's outside engineers, DeGolyer and MacNaughton (U.S.) and McDaniel & Associates Consultant, Ltd. (Canada), compared with 83% in 1997. The Company's total proved reserves of 320.2 Bcfe are comprised of 8.1 million barrels of crude oil, 2.8 million barrels of natural gas liquids, and 254.6 billion cubic feet of natural gas. The pre-tax net present value (PV-10%) of Abraxas' proved reserves, including the New Cache acquisition, decreased 12% to $237.2 million at year-end 1998, reflecting weak commodity prices.
Approximately 79% of the Company's reserves are natural gas.

Year End Reserves

                                           1998 Proforma                               % Change
                       1998 Actual           New Cache            1997 Actual      1998 Proforma/1997
                       -------------------------------------------------------------------------------
Oil (MMBO)                    5.6                 8.1                8.9                  -9%
NGL (MMBO)                    2.1                 2.8                8.8                 -68%
Gas (BCF)                   197.5               254.6              221.3                 +15%
Equivalent (MMBOE)           40.6(81% gas)       53.4(79% gas)      54.7(67% gas)         -2%
Equivalent (BCFE)           243.6(19% oil)      320.2(21% oil)     328.2(33% oil)         -2%
PV-10% (BFIT, $MM)          181.6               237.2              268.6                 -12%


The Company today also released financial results for the three months and year ended December 31, 1998.

For the fourth quarter of 1998, Abraxas reported a net loss of $67.5 million, or $10.68 per diluted common share, on revenues of $14.1 million as compared to a net loss of $3.9 million, or $0.61 per diluted common share, on revenues of $20.2 million for the same period of 1997. Cash flow, before changes in working capital, for the fourth quarter of 1998, was at near break-even levels, compared to $9.2 million, or $1.45 per diluted common share, for the fourth quarter of 1997.

The fourth quarter of 1998 included a non-cash charge for the impairment of oil and gas properties of $61.2 million compared with a $4.6 million ($3.0 million, net) charge in the prior year fourth quarter. Exclusive of these charges, the Company's net loss for the 1998 quarter would have been $6.3 million, or $0.99 per diluted common share compared to a net loss of $888,000, or $0.14 per diluted common share in the comparable 1997 quarter. The charges are the result of the reduction in carrying value of certain oil and gas properties due to lower commodity prices.

For the year ended December 31, 1998, Abraxas reported a net loss of $84.0 million, or $13.26 per diluted common share, on revenues of $60.1 million as compared to a net loss of $6.7 million, or $1.11 per diluted common share, on revenues of $70.9 million for the year ended December 31, 1997. Excluding impairment charges, the Company's loss would have been $22.7 million or $3.59 per diluted common share for the year ended December 31, 1998, compared to a net loss of $3.7 million or $0.61 per diluted common share for the prior year. Cash flow, before changes in working capital, totaled $5.7 million or $0.90 per diluted common share in 1998, compared to $26.2 million or $4.35 per diluted common share in 1997. Overall 1998 financial results were impacted by average oil and gas prices that were 27% and 14% respectively, below the 1997 levels.

Fourth quarter and year-end financials include operating results attributable to the Company's Wyoming properties for only 45 days of the final quarter, reflecting the sale of those properties in mid-November 1998. Additionally, the results do not include operations from New Cache Petroleums Ltd. acquired effective January 13, 1999.

Production in the 1998 fourth quarter decreased to 86.4 MMcfe per day from 96.3 MMcfe per day in the fourth quarter of 1997, due to the sale of the Wyoming properties and due to curtailed capital spending related to low commodity prices. The sale of the Wyoming properties reduced average daily production by
13.2 MMcfe per day in the fourth quarter of 1998. Including the results of the New Cache properties for the full period, production in the 1999 first quarter has increased to 102 MMcfe per day.

During full year 1998, the Company produced an average of 68.3 MMcf of gas per day and 4,373 barrels of oil and natural gas liquids per day, or a total of 94.5 MMcfe per day.

"The serious conditions confronting the industry are fully reflected in our financial results, however, we remain committed to the future as an aggressive and opportunistic low cost producer," Abraxas' Chairman and Chief Executive Officer, Robert Watson, said. "During the balance of 1999, our focus will be the continued development of our south Texas horizontal Edwards play and the exploitation of our central Alberta, Canada property base."

The following tables summarize production, prices, controllable expenses and balance sheet trends:

 Production and Pricing Information                      Three   Months                     Twelve  Months
                                                        Ended   Dec. 31      Change       Ended    Dec. 31       Change
                                                       1998        1997                   1998          1997
Revenues (In $000s except share data) ..........      14,075       20,240        -30%     60,084       70,932        -15%
Cash Flow (Before Working Capital Changes) .....         (23)       9,154     -$9,177      5,676       26,216        -78%
Net Income (Loss)* .............................     (67,488)      (3,887)   -$63,601    (83,960)      (6,668)   -$77,292
Net Income (Loss) Per Share* ...................      (10.68)        (.61)    -$10.07     (13.26)       (1.11)    -$12.15
Net Income (Loss) Per Share* - Assuming Dilution      (10.68)        (.61)    -$10.07     (13.26)       (1.11)    -$12.15
Average Shares Outstanding (Millions) ..........         6.3          6.3                                 6.3         6.0

*Applicable to common shareholders

Production
  Crude Oil (Bpd) ..............................       1,778        2,441        -27%      1,996        2,566         -22%
  NGL (Bpd) ....................................       1,654        2,623        -37%      2,377        2,719         -13%
  Natural Gas (Mcfpd) ..........................      65,820       65,926         --      68,301       57,671         +18%
  MMcfepd ......................................        86.4         96.3        -10%       94.5         89.4          +6%
Prices
  Oil Price ($/Bbl) ............................       13.33        18.13        -26%      13.65        18.63         -27%
  NGL Price ($/Bbl) ............................        6.35        11.14        -43%       6.81        10.75         -37%
  Natural Gas Price ($/Mcf) ....................        1.60         2.00        -20%       1.54         1.79         -14%
  Price Per $/Mcfe .............................        1.62         2.13        -24%       1.57         2.02         -22%
Expenses
 Lease Operating Expenses  & Production Taxes
  ($/Mcfe) .....................................        0.54         0.48        +13%       0.49         0.46          +7%
 General & Administrative ($/Mcfe) .............        0.20         0.12        +67%       0.16         0.13         +23%


                                            Year Ended:   December 31, 1998      December 31, 1997
                                            ------------------------------------------------------
   Balance Sheet (In $000s except share data)
   Working Capital                                             50,659               (9,144)
   Oil & Gas Properties, Net                                  208,449               310,845
   Total Assets                                               291,498               338,528
   Long-Term Debt                                             299,698               248,617
   Shareholders Equity                                       (63,522)                26,813
   Common Shares Outstanding                                6,501,441             6,422,540


Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company that also processes natural gas. It operates primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.

                                                             ###

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.



                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                           Three Months Ended          Twelve Months Ended
                                                               December 31,                December 31,
                                                      --------------------------   ----------------------------
(In $000s except share data)                                1998           1997         1998            1997
Revenue:
   Oil and gas production revenues ................   $    12,857    $    18,906    $    54,263    $    65,826
   Gas processing revenues ........................           790            775          3,159          3,568
   Rig revenues ...................................           119             84            469            334
   Other ..........................................           309            475          2,193          1,203
                                                      -----------    -----------    -----------    ------------
                                                           14,075         20,240         60,084         70,931
Operating costs and expenses:
   Lease operating and production taxes ...........         4,311          4,278         16,841         14,881
   Gas processing costs ...........................           393             61          1,250          1,252
   Depreciation, depletion, and amortization ......         5,177         10,801         31,226         30,581
   Rig operations .................................           140             82            521            296
   Proved property impairment .....................        61,224          4,600         61,224          4,600
   General and administrative .....................         1,565          1,052          5,522          4,171
                                                      -----------    -----------    -----------    ------------
                                                           72,810         20,874        116,584         55,781
Other (income) expense:
   Interest income ................................          (387)          --             (805)          (320)
   Interest expense ...............................         8,053          5,982         30,848         24,620
   Amortization of deferred financing fee .........           658            327          1,571          1,260
   Other ..........................................          --             (369)          --             (369)
                                                      -----------    -----------    -----------    ------------
                                                            8,324          5,940         31,614         25,191
                                                      -----------    -----------    -----------    ------------
Income (loss) before taxes and extraordinary item .       (67,059)        (6,574)       (88,114)       (10,041)

Minority interest .................................            54            134              4            244
Income tax expense (benefit)
   Current ........................................            23             88            231            244
   Deferred .......................................           352         (2,909)        (4,389)        (4,135)
                                                      -----------    -----------    -----------    ------------

Income (loss) .....................................       (67,488)        (3,887)       (83,960)        (6,485)
Dividend requirement on preferred stock ...........          --             --             --             (183)
                                                      ===========    ===========    ===========    ===========
                                                      $   (67,488)   $    (3,887)   $   (83,960)   $    (6,668)
                                                      ===========    ===========    ===========    ===========

Weighted average shares outstanding ...............     6,321,188      6,334,305      6,331,292      6,025,294
                                                      ===========    ===========    ===========    ===========

                                                                   Exhibit 99.2

                                ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED BALANCE SHEETS
                                                  (UNAUDITED)

                                                    ASSETS


                                                                December 31
                                                       -------------------------------
                                                            1997             1998
                                                                          Unaudited
                                                       --------------- ---------------
                                                               (In thousands)
Current assets:
  Cash ..........................................        $     2,876     $    61,390
  Accounts receivable, less allowance for
    doubtful accounts:
      Joint owners ..............................              2,149           3,337
      Oil and gas production sales ..............             11,194           6,098
      Other .....................................              1,259           1,070
                                                       --------------- ---------------
                                                              14,602          10,505
  Equipment inventory ...........................                367             504
  Other current assets ..........................                508             844
                                                       --------------- ---------------
    Total current assets ........................             18,353          73,243

Property and equipment...........................            385,442         374,316
Less accumulated depreciation, depletion, and
  amortization ..................................             74,597         165,867
                                                       --------------- ---------------
  Net property and equipment based on the full cost
    method of accounting for oil and gas properties
    of which $11,519 and $10,675 at
    December 31, 1997 and 1998, respectively,
    were excluded from amortization .............            310,845         208,449
Deferred financing fees, net of accumulated
  amortization of $1,540 and $2,911 at
  December 31, 1997 and 1998,
  respectively ..................................              8,072           8,059
Other assets ....................................              1,258           1,747
                                                       --------------- ---------------
  Total assets ..................................        $   338,528     $   291,498
                                                       =============== ===============





                                ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                (UNAUDITED)

                                                                December 31
                                                       -------------------------------
                                                            1997            1998
                                                       --------------- ---------------
                                                               (In thousands)
Current liabilities:
  Accounts payable ................................      $    17,120     $    10,499
  Oil and gas production payable ..................            2,819           5,846
  Accrued interest ................................            4,622           5,522
  Income taxes payable ............................              164             160
  Other accrued expenses ..........................            2,732             527
                                                       ---------------   --------------
    Total current liabilities .....................           27,457          22,554

Long-term debt:
  Credit facility .................................           31,500          15,700
  Senior notes ....................................          215,000         277,471
  Other............................................            2,117           6,527
                                                       ---------------   ---------------
                                                             248,617         299,698

Deferred income taxes .............................           27,751          19,820
Minority interest in foreign subsidiary ...........            4,813           9,672
Future site restoration  ..........................            3,077           3,276

Commitments and contingencies

Stockholders' equity (Deficit):
  Convertible preferred stock, 8%, authorized
   1,000,000 shares; -0- shares issued and
    outstanding....................................                -               -
  Common stock, par value $.01 per share -
    authorized 50,000,000 shares; issued
    6,422,540 and 6,501,441 shares at
    December 31, 1997 and 1998, respectively ....                 63              65
  Additional paid-in capital ......................           51,118          51,695
  Accumulated deficit .............................          (19,185)       (103,145)
  Treasury stock, at cost, 53,023 and 171,015 shares
    at December 31, 1997 and 1998, respectively ...             (281)         (1,167)
  Accumulated other comprehensive income (loss)....           (4,902)        (10,970)
                                                       --------------  ---------------
Total stockholders' equity (deficit)                          26,813         (63,522)
                                                       --------------- ---------------

    Total liabilities and stockholders' equity
      (deficit)....................................      $   338,528     $   291,498
                                                       =============== ===============




                                ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (UNAUDITED)

                                                               Year Ended December 31
                                                     -------------------------------------------
                                                        1996           1997            1998
                                                     -------------------------------------------
                                                       (In thousands except per share data)
Reveune:
  Oil and gas production revenues ...............    $    25,749    $    65,826    $    54,263
  Gas processing revenues .......................            600          3,568          3,159
  Rig revenues ..................................            139            334            469
  Other  ........................................            165          1,203          2,193
                                                     -------------  ------------   -------------
                                                          26,653         70,931         60,084
Operating costs and expenses:
  Lease operating and production taxes ..........          5,858         14,881         16,841
  Gas processing costs ..........................            262          1,252          1,250
  Depreciation, depletion, and amortization .....          9,605         30,581         31,226
  Rig operations ................................            169            296            521
  Proved property impairment ....................              -          4,600         61,224
  General and administrative ....................          1,933          4,171          5,522
                                                     ------------  -------------   ------------
                                                          17,827         55,781        116,584
                                                     ------------  -------------   ------------
Operating income (loss)..........................          8,826         15,150        (56,500)

Other (income) expense:
  Interest income ...............................           (254)          (320)          (805)
  Amortization of deferred financing fee ........            280          1,260          1,571
  Interest expense ..............................          6,241         24,620         30,848
  Other .........................................            373           (369)            --
                                                     ------------  -------------   ------------
                                                           6,640         25,191         31,614
                                                     ------------  -------------   ------------
Income (loss) before taxes and extraordinary item          2,186        (10,041)       (88,114)
Income tax expense (benefit):
  Current .......................................            176            244            231
  Deferred ......................................              -         (4,135)        (4,389)
Minority interest in income of consolidated
  foreign subsidiary ............................             70            335              4
                                                     ------------  -------------   ------------
Income (loss) before extraordinary item .........          1,940         (6,485)       (83,960)

Extraordinary item:
  Debt extinguishment costs ...................      $      (427)   $         -    $         -
                                                     ------------  -------------   ------------
Net income (loss) .............................            1,513         (6,485)       (83,960)
Less dividend requirement on cumulative
  preferred stock .............................             (366)          (183)            --
                                                     ------------  -------------   ------------
Net income (loss) applicable to common stock ..      $     1,147    $    (6,668)   $   (83,960)
                                                     ------------  -------------   ------------
Earnings (loss) per common share:
    Income (loss) before extraordinary item ...      $       .27    $     (1.11)   $    (13.26)
    Extraordinary item ........................             (.07)             -              -
                                                     ------------   ------------   ------------
  Net income (loss) per common share ............    $       .20    $     (1.11)   $    (13.26)
                                                     ============   ============   ============

Earnings (loss) per common share - assuming dilution:
    Income (loss) before extraordinary item ...      $       .23    $     (1.11)   $    (13.26)
    Extraordinary item ........................             (.06)             -              -
                                                     ------------   ------------   ------------
Net income (loss) per common share - assuming
    dilution                                         $       .17    $     (1.11)   $    (13.26)
                                                     ============   ============   ============




                                ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                      (In thousands except share amounts)


                                                                                                             Accumulated
                              Convertible                                                                       Other
                            Preferred Stock      Common Stock     Treasury Stock    Additional              Comprehensive
                          ---------------------------------------------------------  Paid-In    Accumulated     Income
                          Shares    Amount     Shares   Amount   Shares   Amount     Caprtal       Deficit      (Loss)       Total
                          --------------------------------------------------------------------  ------------------------------------

Balance at December 31,    45,741   $   -     5,799,762 $  58   2,571   $    (1)   $  50,914     $ (13,664)  $  (244)     $  37,063
  1995 .................
  Comprehensive income
    (loss):
    Net income .........        -       -         -         -       -         -            -         1,513         -          1,513
    Other comprehensive
      income:
      Change in
        unrealized
        holding loss on         -       -         -         -       -         -            -             -       244            244
        securities .....
      Foreign currency
        translation             -       -         -         -       -         -            -             -    (2,406)        (2,406)
        adjustment .....
                          ----------------------------------------------------------------------------------------------------------
  Comprehensive income          -       -         -         -       -         -            -         1,513    (2,162)          (649)
    (loss)
  Issuance of common
    stock for                   -       -         5,050        (2,500)        1           41             -         -             42
    compensation .......        -       -         -
  Expenses paid related
    to private                  -       -         -         -       -         -          (42)            -         -            (42)
    placement offering .
  Options exercised ....        -       -         2,000     -       -         -           13             -         -             13
  Treasury stock                -       -         -         -  74,640      (405)           -             -         -           (405)
    purchased ..........
  Dividend on preferred         -       -         -         -       -         -            -          (366)        -           (366)
    stock ..............
                          ----------------------------------------------------------------------------------------------------------
Balance at December 31,
  1996 .................   45,471       -     5,806,812    58  74,711      (405)      50,926       (12,517)    (2,406)       35,656
  Comprehensive income
    (loss):
    Net loss ...........        -       -         -         -       -         -            -        (6,485)         -        (6,485)
    Other comprehensive
      income:
      Foreign currency
        translation             -       -         -         -       -         -            -             -     (2,496)       (2,496)
        adjustment .....
                          ----------------------------------------------------------------------------------------------------------
  Comprehensive income          -       -         -         -       -         -            -        (6,485)    (2,496)       (8,981)
    (loss)
  Issuance of common
    stock for                   -       -         7,735     - (21,688)      124          186             -          -           310
    compensation .......
  Conversion of
    preferred stock       (45,741)      -       508,183     5       -         -           (5)            -          -             -
    into common stock ..
  Options exercised ....        -       -         2,000     -       -         -           11             -          -            11
  Dividend on preferred         -       -         -         -       -         -            -          (183)         -          (183)
    stock ..............
  Warrants exercised ...        -       -        97,810     -       -         -            -            -           -             -
                          ----------------------------------------------------------------------------------------------------------
Balance at December 31,
  1997 .................        -   $   _     6,422,540  $ 63  53,023  $   (281)   $   51,118     $(19,185)  $ (4,902)    $  26,813




                                ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)
                                     (In thousands except share amounts)



                                                                                                             Accumulated
                              Convertible                                                                       Other
                            Preferred Stock      Common Stock     Treasury Stock    Additional              Comprehensive
                          ---------------------------------------------------------  Paid-In    Accumulated     Income
                          Shares    Amount     Shares   Amount   Shares   Amount     Caprtal       Deficit      (Loss)       Total
                          --------------------------------------------------------------------  ------------------------------------
Balance at December 31,
  1997 .................        -   $      _  6,422,540  $ 63   53,023 $   (281)     $ 51,118    $ (19,185)  $ (4,902)    $  26,813
  Comprehensive income
    (loss):
    Net loss ...........        -          -          -     -        -        -             -      (83,960)         -       (83,960)
    Other comprehensive
      income:
      Foreign currency
        translation                                                                                            (6,067)       (6,067)
        adjustment .....        -          -          -     -        -        -             -            -             -
                                                                                                                           ---------
  Comprehensive income
    (loss):                                                                                                                 (90,027)
  Issuance of common
    stock for
    compensation .......       -           -     4,838      -    (18,263)     -            114           -          -           207
  Purchase of treasury
    stock ..............       -           -         -      -    136,255   (980)             -           -          -          (980)
  Options exercised ....       -           -     3,000      -          -      -             16           -          -            16
  Issuance of common
    stock for
    acquisition of oil
    and gas properties .       -           -    71,063        2        -      -              -           -          -           449
                          ==========================================================================================================
Balance at December 31,
  1998 .................       -    $      - 6,501,441       65  171,015  $ (1,167)  $  51,118   $(103,145)  $(10,970)    $ (63,522)
                          ==========================================================================================================


                                                    ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                      (UNAUDITED)

                                                                  Year Ended December 31
                                                 ----------------------------------------------------------
                                                       1996                1997                1998
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)

Operating Activities
Net income (loss) ........................          $       1,513       $      (6,485)     $     (83,960)
Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
     Minority interest in income of
       foreign subsidiary ................                     70                 335                  4
     Depreciation, depletion, and
       amortization ......................                  9,605              30,581             31,226
     Proved property impairment ..........                      -               4,600             61,224
     Deferred income tax benefit..........                      -              (4,135)            (4,389)
     Amortization of deferred financing
       fees...............................                    280               1,260              1,571
     Issuance of common stock for
       compensation ......................                     42                 310                207
     Loss on marketable securities .......                    235                   -                  -
     Net loss from debt restructurings ...                    427                   -                  -
     Changes in operating assets and
       liabilities:
         Accounts receivable .............                 (6,013)               (444)             4,739
         Equipment inventory .............                    (82)                 76               (137)
         Other assets ....................                   (133)               (325)              (468)
         Accounts payable and accrued
           expenses ......................                  7,009              10,402             (5,770)
         Oil and gas production payable ..                    591                 466                598


Net cash provided by operating activities                  13,544              36,641              4,845

Investing Activities
Capital expenditures, including purchases
   and development of properties .........                (87,793)            (84,111)           (57,412)
Payment for purchase of CGGS,
   net of cash acquired ..................                (85,362)                  -                  -
Proceeds from sale of oil and gas
   properties and equipment inventory ....                    242               9,606             59,389
Proceeds from sale of marketable
   securities ............................                    335                   -                  -
                                                 ------------------  ------------------ -------------------
Net cash (used) provided by investing
   activities ............................               (172,578)            (74,505)             1,977




                                                       Abraxas Petroleum Corporation and Subsidiaries

                                                      Consolidated Statements of Cash Flows (continued)
                                                                        (UNAUDITED)

                                                                  Year Ended December 31
                                                 ----------------------------------------------------------
                                                       1996                1997                1998
                                                 ------------------  ------------------  ------------------
                                                                      (In thousands)

Financing Activities
Preferred stock dividends ..................        $        (366)      $        (183)     $           -
Issuance of common stock, net of expenses                     (29)                 11              3,926
Purchase of treasury stock, net ............                 (405)                  -               (979)
Proceeds from long-term borrowings .........              305,400              33,620             83,691
Payments on long-term borrowings ...........             (131,969)                  -            (32,433)
Deferred financing fees ....................               (9,688)               (123)            (1,688)
Other ......................................                   87                   -                  -
                                                 ------------------  ------------------ -------------------
Net cash provided by financing activities ..              163,030              33,325             52,517
                                                 ------------------  ------------------ -------------------
Increase (decrease) in cash ................                3,996              (4,539)            59,339
                                                 ------------------  ------------------ -------------------
Effect of exchange rate changes on cash ....                    -              (1,005)              (825)
                                                 ------------------  ------------------ -------------------
Increase (decrease) in cash ................                3,996              (5,544)            58,514
Cash at beginning of year ..................                4,384               8,380              2,876
                                                 ------------------  ------------------ -------------------
Cash at end of year.........................        $       8,380       $       2,836      $      61,390
                                                 ==================  ================== ===================

Supplemental Disclosures
Supplemental disclosures of cash flow
   information:
     Interest paid .........................        $       3,863       $      24,170      $      29,948
                                                 ==================  ================== ===================


Supplemental schedule of noncash investing and financing activities:
     During  1996,  the  Company  purchased  all of the  capital  stock  of CGGS
       Canadian  Gas  Gathering  Systems,  Inc.  for  $85,362,000,  net of  cash acquired.  In conjunction with the acquisition,  liabilities assumed were as follows (in thousands):
         Fair value of assets acquired ...............................................     $     123,970
         Cash paid for the capital stock .............................................           (85,362)
                                                                                        -------------------
         Liabilities assumed .........................................................     $      38,608
                                                                                        ===================